Exhibit 10.2

First Amendment

to

Fourth Amended and Restated
Guaranty and Pledge Agreement

Dated as of
April 6, 2010

made by

Linn Energy, LLC
and
each of the other Obligors (as defined herein)

in favor of

BNP Paribas,
as Administrative Agent

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First Amendment to Fourth Amended and Restated Guaranty and Pledge Agreement

This First Amendment to Fourth Amended and Restated Guaranty and Pledge Agreement (this “First Amendment”), dated as of April 6, 2010, is made by LINN ENERGY, LLC, a Delaware limited liability company (the “Borrower”), and each of the signatories hereto (the Borrower and each of the signatories hereto, together with any other Subsidiary of the Borrower that becomes a party hereto from time to time after the date hereof, the “Obligors”), in favor of BNP PARIBAS as administrative agent (in such capacity, together with its successors in such capacity, the “Administrative Agent”) for the Lenders (as defined below).

R E C I T A L S

A.          The Borrower, the other Obligors and the Administrative Agent are parties to that certain Fourth Amended and Restated Guaranty and Pledge Agreement dated as of April 28, 2009 (the “Guaranty”).

B.           The Borrower, the Administrative Agent and the financial institutions from time to time party thereto (the “Lenders”) are parties to that certain Fourth Amended and Restated Credit Agreement dated as of April 28, 2009 (as the same has been amended, modified, supplemented or restated from time to time, the “Existing Credit Agreement”), pursuant to which the Lenders have made certain credit available to and on behalf of the Borrower.

C.           On even date herewith, the Borrower, the Administrative Agent and the Lenders are amending the Existing Credit Agreement by executing that certain Second Amendment to Fourth Amended and Restated Credit Agreement (the “Second Amendment”, and the Existing Credit Agreement, as amended by the Second Amendment, as the same may from time to time be amended, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”) pursuant to which, upon the terms and conditions stated therein, the Lenders have agreed to make further loans and other extensions of credit to or on behalf of the Borrower.

D.           It is a condition precedent to the effectiveness of the Second Amendment that the parties hereto enter into this amendment to the Guaranty.

E.           NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained and of the loans, extensions of credit and commitments hereinafter referred to, the parties hereto agree as follows:

Section 1.                      Defined Terms.

1.1           Terms not Defined in First Amendment.  Unless otherwise defined herein, terms defined in the Guaranty and used herein have the meanings given to them in the Guaranty, and all uncapitalized terms which are defined in the UCC on the date hereof are used herein as so defined.  Unless otherwise indicated, all section references in this First Amendment refer to the Guaranty.

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1.2           References to “Credit Agreement”.  All references in the Guaranty to the “Credit Agreement”, as defined in the recitals to the Guaranty, shall mean the Fourth Amended and Restated Credit Agreement, dated as of April 28, 2009, by and among the Borrower, the Administrative Agent, the Lenders and the agents from time to time party thereto, as the same has been or may from time to time be amended, amended and restated, supplemented or otherwise modified.

Section 2.                      Amendments to Guaranty.

2.1           Amendments to Recitals.

(a)            Each reference in recitals “A”, “B”, “C”, “D” and “E” to the Guaranty to “Mortgagee” is hereby deleted and replaced with “Administrative Agent”.

(b)            The reference in recital “E” to the Guaranty to “Mortgagor” is hereby deleted and replaced with “Borrower”.

2.2           Amendments to Section 1.01.

(a)            The following terms, as defined in Section 1.01 of the Guaranty, are hereby amended and restated in their entirety to read as follows:

“‘Agreement’ means this Fourth Amended and Restated Guaranty and Pledge Agreement, as amended by the First Amendment, as the same may be amended, amended and restated, supplemented or otherwise modified from time to time.”

“‘Borrower Obligations’ means the collective reference to the payment and performance of all Indebtedness and all obligations of the Borrower and its Subsidiaries under the Guaranteed Documents, including, without limitation, the unpaid principal of and interest on the Loans and the LC Exposure and all other obligations and liabilities of the Borrower and its Subsidiaries (including, without limitation, interest accruing at the then applicable rate provided in the Credit Agreement after the maturity of the Loans and LC Exposure and interest accruing after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, relating to the Borrower, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding) to the Guaranteed Creditors, whether direct or indirect, absolute or contingent, due or to become due, or now existing or hereafter incurred, which may arise under, out of, or in connection with, the Guaranteed Documents, whether on account of principal, interest, reimbursement obligations, payments in respect of an early termination date, fees, indemnities, costs, expenses or otherwise (including, without limitation, all fees and disbursements of counsel to the Guaranteed Creditors that are required to be paid by the Borrower pursuant to the terms of any Guaranteed Documents); provided, that notwithstanding anything to the contrary contained herein or in any other Guaranteed Document, no obligations under any Secured Swap Agreement shall be “Borrower Obligations” after Security Termination has occurred.”

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“‘Guaranteed Creditors’ means the collective reference to the Administrative Agent, the Lenders and each Secured Hedge Provider.”

“‘Guaranteed Documents’ means the collective reference to the Credit Agreement, the other Loan Documents, each Secured Swap Agreement and any other document made, delivered or given in connection with any of the foregoing.”

“‘Guarantor Obligations’ means with respect to any Guarantor, the collective reference to (a) the Borrower Obligations and (b) all obligations and liabilities of such Guarantor which may arise under or in connection with any Guaranteed Document to which such Guarantor is a party, in each case, whether on account of principal, interest, guarantee obligations, reimbursement obligations, payments in respect of an early termination date, fees, indemnities, costs, expenses or otherwise (including, without limitation, all fees and disbursements of counsel to any Guaranteed Creditor under any Guaranteed Document); provided, that notwithstanding anything to the contrary contained herein or in any other Guaranteed Document, no obligations under any Secured Swap Agreement shall be “Guarantor Obligations” after Security Termination has occurred.”

(b)            The following new definitions are each hereby added to Section 1.01 where alphabetically appropriate as follows:

“‘First Amendment’ means that certain First Amendment to Fourth Amended and Restated Guaranty and Pledge Agreement executed effective as of April 6, 2010 among the Borrower, the other Obligors signatory thereto and the Administrative Agent.”

“‘Security Termination’ means such time at which each of the following events shall have occurred on or prior to such time: (a) all Commitments have terminated or expired, (b) the Credit Agreement has terminated, (c) all Obligations (other than obligations under any Secured Swap Agreement and other than indemnities and other contingent obligations not then due and payable and as to which no claim has been made as of the time of determination) have been paid in full in cash, (d) all Secured Swap Agreements have been novated, terminated or the Borrower or its applicable Subsidiary has provided substitute collateral to the Secured Hedge Provider thereunder to the extent provided under the applicable Secured Swap Agreement (or as to which other arrangements satisfactory to the applicable Secured Hedge Provider shall have been made), and (e) all Letters of Credit have expired or terminated or the LC Exposure has been cash collateralized (or as to which other arrangements satisfactory to the Borrower and the Issuing Bank shall have been made), as provided for in the Credit Agreement.”

(c)            The definition of “Guaranteed Swap Agreement” is hereby deleted from Section 1.01 in its entirety.

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2.3            Amendment to Section 9.14(a).  Section 9.14(a) of the Guaranty is hereby amended and restated in its entirety to read as follows:

“(a)           Release Upon Security Termination.  The grant of a security interest hereunder and all of  each Guaranteed Creditor’s rights, powers and remedies in connection herewith shall remain in full force and effect until Security Termination has occurred.  Upon Security Termination, at the expense of the Borrower, the Administrative Agent will promptly release, reassign and transfer the Collateral to the Pledgors and declare this Agreement to be of no further force or effect.”

Section 3.                      Miscellaneous.

3.1           Confirmation.  The provisions of the Guaranty (as amended by this First Amendment) shall remain in full force and effect in accordance with its terms following the effectiveness of this First Amendment.

3.2           Ratification and Affirmation of Obligors.  Each Obligor hereby expressly (i) acknowledges the terms of this First Amendment, (ii) ratifies and affirms its obligations under the Guaranty, (iii) acknowledges, renews and extends its continued liability under the Guaranty and agrees that its grant of security interest and/or guarantee, as applicable, under the Guaranty remains in full force and effect with respect to the Indebtedness after giving effect to this First Amendment.

3.3           Counterparts.  This First Amendment may be executed by one or more of the parties hereto in any number of separate counterparts, and all of such counterparts taken together shall be deemed to constitute one and the same instrument.

3.4           No Oral Agreement.  This First Amendment and the Guaranty represent the final agreement between the parties and may not be contradicted by evidence of prior, contemporaneous, or unwritten oral agreements of the parties.  There are no subsequent oral agreements between the parties.

3.5           Governing Law.  This First Amendment (including, but not limited to, the validity and enforceability hereof) shall be governed by, and construed in accordance with, the laws of the State of Texas.

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IN WITNESS WHEREOF, the parties hereto have caused this First Amendment to be duly executed effective as of the date first written above.

BORROWER:	LINN ENERGY, LLC

	By:	/s/ Kolja Rockov
Kolja Rockov,
Executive Vice President and Chief Financial Officer

GUARANTORS:	LINN ENERGY HOLDINGS, LLC
LINN OPERATING, INC.
PENN WEST PIPELINE, LLC
MID-CONTINENT HOLDINGS I, LLC
MID-CONTINENT HOLDINGS II, LLC
MID-CONTINENT I, LLC
MID-CONTINENT II, LLC
LINN GAS MARKETING, LLC
LINN EXPLORATION MIDCONTINENT, LLC

	By:	/s/ Kolja Rockov
Kolja Rockov,
Executive Vice President and Chief Financial Officer

First Amendment to Fourth Amended and Restated Guaranty and Pledge Agreement
Signature Page
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Acknowledged and Agreed to as
of the date hereof by:

ADMINISTRATIVE AGENT:	BNP PARIBAS

	By:	/s/ Doug Liftman
	Name:	Doug Liftman
	Title:	Managing Director

	By:	/s/ Betsy Jocher
	Name:	Betsy Jocher
	Title:	Director

First Amendment to Fourth Amended and Restated Guaranty and Pledge Agreement
Signature Page
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